Exhibit 99.5

NEWS RELEASE

BRISTOW PUBLISHES LOCAL HOTLINE

FOR FRIENDS AND FAMILY IN NIGERIA

NIGERIA, (August 13, 2015) – Bristow Helicopters (Nigeria) Limited has published a dedicated local hotline number for relatives and friends in Nigeria of those on board its flight that was involved in the accident at Lagos.

Family members and friends located in Nigeria may telephone 01-271-6748 for care and information.

The number is in addition to the previously published hotline numbers for friends and family, including direct toll at +1 (567) 302-7004 and toll-free from the U.S. and Canada at +1 (855) 979-7533.

About Bristow Helicopters (Nigeria) Limited

Bristow Helicopters (Nigeria) Limited provides aviation services to the offshore energy industry, serving major integrated offshore energy companies in Africa’s oil and gas industry. With headquarters located in Lagos, Nigeria, Bristow Group’s Africa region comprises operations in Nigeria and Ghana.

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Media inquiries contact:

Tunji Olugbodi

Verdant Zeal

Phone: 234-802-290-6999

E-mail: tunjiolugbodi@gmail.com

Julie King

External Communications

Bristow Group

Phone: 832-551-9814

E-mail: julie.king@bristowgroup.com